                                                                EXHIBIT m(8)(b)

                                AMENDMENT NO. 1
                                     THIRD
                              AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                AIM FUNDS GROUP

          (CLASS A SHARES, CLASS C SHARES AND AIM CASH RESERVE SHARES)



     The Third Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 30, 1998, pursuant to Rule 12b-1 of AIM Funds Group, a Delaware business trust, is hereby amended as follows:

     Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                  "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                                AIM FUNDS GROUP

                               (DISTRIBUTION FEE)

     The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio.

                                                                 MINIMUM
                                                                   ASSET
                      PORTFOLIO                                    BASED         MAXIMUM         MAXIMUM
                                                                   SALES         SERVICE        AGGREGATE
        CLASS A SHARES                                            CHARGE           FEE             FEE
        --------------                                            ------          -----           -----
        AIM Balanced Fund                                          0.00%          0.25%           0.25%
        AIM Global Utilities Fund                                  0.00%          0.25%           0.25%
        AIM Select Growth Fund                                     0.00%          0.25%           0.25%
        AIM High Yield Fund                                        0.00%          0.25%           0.25%
        AIM Income Fund                                            0.00%          0.25%           0.25%
        AIM Intermediate Government Fund                           0.00%          0.25%           0.25%
        AIM Municipal Bond Fund                                    0.00%          0.25%           0.25%
        AIM Value Fund                                             0.00%          0.25%           0.25%

                                                                 MINIMUM
                                                                   ASSET
                                                                   BASED         MAXIMUM         MAXIMUM
                                                                   SALES         SERVICE        AGGREGATE
                  CLASS C SHARES                                  CHARGE           FEE             FEE
                  --------------                                  ------          -----           -----
                  AIM Balanced Fund                                0.75%          0.25%           1.00%
                  AIM Global Utilities Fund                        0.75%          0.25%           1.00%
                  AIM Select Growth Fund                           0.75%          0.25%           1.00%
                  AIM High Yield Fund                              0.75%          0.25%           1.00%
                  AIM Income Fund                                  0.75%          0.25%           1.00%
                  AIM Intermediate Government Fund                 0.75%          0.25%           1.00%
                  AIM Money Market Fund                            0.75%          0.25%           1.00%
                  AIM Municipal Bond Fund                          0.75%          0.25%           1.00%
                  AIM Value Fund                                   0.75%          0.25%           1.00%

                  AIM CASH RESERVE SHARES
                  -----------------------
                  AIM Money Market Fund                            0.00%          0.25%           0.25%

     The Distributor will waive part or all of its Distribution Fee as to a Portfolio (or Class thereof) to the extent that the ordinary business expenses of the Portfolio exceed the expense limitation as to the Portfolio (if any) as contained in the Master Investment Advisory Agreement between the Company and A I M Advisors, Inc.

-----------------

* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof). "


     All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: December 21, 1998


                                           AIM FUNDS GROUP
                                           (on behalf of its Class A Shares,
                                           Class C Shares and
                                           AIM Cash Reserve Shares)

Attest: /s/ SAMUEL D. SIRKO                By: /s/ ROBERT H. GRAHAM
       ------------------------------         -------------------------------
         Assistant Secretary                     President



                                      -2-